Exhibit 10.2

Amendment to Employment Agreement by and between

HealthExtras, Inc. (now Catalyst Health Solutions, Inc.) and Nick J. Grujich, effective June 22, 2010

Reference is made to the Employment Agreement between HealthExtras, Inc. (now Catalyst Health Solutions, Inc. (the “Company”)) and Nick J. Grujich (the “Executive”) dated February 28, 2008 (the “Employment Agreement”).

Whereas, the Company and Executive previously entered into the Employment Agreement, pursuant to which Executive served as Executive Vice President and Chief Operating Officer of the Company; and

Whereas, the Company and Executive desire that Executive shall assume the title and duties of Executive Vice President of Strategic Business Operations and no longer serve as the Chief Operating Officer of the Company, effective as of the Amendment Date (as defined below);

Now, therefore, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties hereby agree to this amendment to the Employment Agreement (the “Amendment”) as follows, effective as of the Amendment Date:

1.	In Section 2.1 and 8.1.B (iv), all references to “Executive Vice President and Chief Operating Officer” shall be changed to “Executive Vice President of Strategic Business Operations” and all other references in the Employment Agreement and exhibits to “Chief Operating Officer” shall be deleted.

2.	All references to “HealthExtras, Inc.” shall be changed to “Catalyst Health Solutions, Inc.”

This Amendment shall have no effect until approved by the Company Board of Directors.

Except as modified above, all other terms and conditions of the Employment Agreement shall remain in full force and effect as originally stated, this Amendment is hereby made a part of the Employment Agreement and neither party shall invoke any right to terminate the Employment Agreement for any matter related to the Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date shown below (the “Amendment Date”).

Catalyst Health Solutions, Inc.		Executive

By:	/s/ David T. Blair	/s/ Nick J. Grujich
Title:	Chief Financial Officer

Board Approval Date: June 22, 2010

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